REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of PBF Logistics GP LLC and
Unitholders of PBF Logistics LP

We have audited the accompanying consolidated balance sheets of PBF Logistics LP and subsidiaries (the "Partnership") as of December 31, 2014 and 2013, and the related consolidated statements of operations, partners' equity, and cash flows for each of the three years in the period ended December 31, 2014. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PBF Logistics LP and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 to the consolidated financial statements, retrospective effect has been given for the Partnership’s acquisitions of the entities under common control. Also, the portion of the accompanying consolidated financial statements for the three years in the period ended December 31, 2014 attributed to PBF MLP Predecessor, Delaware City West Heavy Crude Unloading Rack, Toledo Storage Facility, and Delaware City Products Pipeline and Truck Rack has been prepared from the separate records maintained by PBF Energy Inc. and subsidiaries and may not necessarily be indicative of the conditions that would have existed or results of operations if these entities had been operated as unaffiliated entities.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 26, 2015 (September 1, 2015 as to the effects of the retrospective impact related to the acquisition of Delaware City Products Pipeline and Truck Rack as described in Note 1, the $350,000,000 senior secured notes issuance in Note 13, and the condensed consolidating financial statements in Note 14)

PBF LOGISTICS LP
CONSOLIDATED BALANCE SHEETS (a)
(in thousands, except unit data)

	December 31, 2014	December 31, 2013
		Predecessor
ASSETS
Current assets:
Cash and cash equivalents	$14,165	$75
Accounts receivable - affiliates	11,630	—
Prepaid expenses and other current assets	397	101
Total current assets	26,192	176
Property, plant and equipment, net	146,867	101,854
Marketable securities	234,930	—
Other assets, net	2,152	—
Total assets	$410,141	$102,030
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$3,223	$—
Accounts payable and accrued liabilities	1,498	3,661
Total current liabilities	4,721	3,661
Long-term debt	510,000	—
Other long-term liabilities	—	—
Total liabilities	514,721	3,661

Commitments and contingencies (Note 10)

Equity:
Net investment - Predecessor	15,713	98,369
Common unitholders - Public (15,812,500 units issued and outstanding)	336,369	—
Common unitholder - PBF LLC (1,284,524 units issued and outstanding)	(167,787)	—
Subordinated unitholder - PBF LLC (15,886,553 units issued and outstanding)	(288,875)	—
Total equity	(104,580)	98,369
Total liabilities and equity	$410,141	$102,030

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 4 in the accompanying notes to consolidated financial statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(in thousands, except unit and per unit data)

	Year Ended December 31,
	2014	2013	2012
		Predecessor	Predecessor
Revenue:
Affiliate	$59,403	$5,073	$—
Third-party	—	3,440	7,300
Total revenues	59,403	8,513	7,300

Costs and expenses:
Operating and maintenance expenses	26,215	17,405	10,791
General and administrative expenses	8,201	2,452	1,300
Depreciation and amortization	4,473	3,071	1,624
Total costs and expenses	38,889	22,928	13,715

Income (loss) from operations	20,514	(14,415)	(6,415)

Other income (expense):
Interest expense, net	(2,307)	13	—
Amortization of loan fees	(365)	—	—
Net income (loss)	17,842	$(14,402)	$(6,415)
Less: Net loss attributable to Predecessor	(12,122)
Limited partners' interest in net income attributable to the Partnership	$29,964

Net income per limited partner unit:
Common units - basic	$0.94
Common units - diluted	0.94
Subordinated units- basic and diluted	0.93
Weighted average limited partner units outstanding:
Common units - basic	16,167,802
Common units - diluted	16,169,827
Subordinated units- basic and diluted	15,886,553

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 4 in the accompanying notes to consolidated financial statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (a)
(unaudited, in thousands)

		Partnership
	Predecessor	Common Units - Public	Common Units - PBF	Subordinated Units - PBF	Total
Balance at January 1, 2012	$31,405	$—	$—	$—	$31,405
Loss attributable to Predecessor	(6,415)	—	—	—	(6,415)
Sponsor contributions to the Predecessor	29,554	—	—	—	29,554
Balance at December 31, 2012	54,544	—	—	—	54,544
Loss attributable to Predecessor	(14,402)	—	—	—	(14,402)
Sponsor contributions to the Predecessor	58,227	—	—	—	58,227
Balance at December 31, 2013	98,369	—	—	—	98,369
Loss attributable to Predecessor	(12,122)	—	—	—	(12,122)
Sponsor contributions to the Predecessor	54,077	—	—	—	54,077
Allocation of Predecessor net investment to unitholders	(30,906)	—	143	30,763	—
Allocation of DCR West Rack assets acquired to the unitholders	(39,279)	(4,249)	43,528	—	—
Allocation of Toledo Storage Facility assets acquired to the unitholders	(54,426)	(3,768)	58,194	—	—
Contributions from PBF LLC	—	—	1,669	—	1,669
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	340,957	—	—	340,957
Offering costs	—	(5,000)	—	—	(5,000)
Distribution to PBF LLC related to Offering	—	—	(1,525)	(327,139)	(328,664)
Distribution to PBF LLC related to Acquisitions from PBF	—	—	(270,000)	—	(270,000)
Quarterly cash distributions to unitholders	—	(7,397)	(211)	(7,308)	(14,916)
Net income attributable to Partnership	—	14,740	415	14,809	29,964
Unit-based compensation expense	—	1,086	—	—	1,086
Balance at December 31, 2014	$15,713	$336,369	$(167,787)	$(288,875)	$(104,580)

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 4 in the accompanying notes to consolidated financial statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(in thousands)

	Year Ended December 31,
	2014	2013	2012
		Predecessor	Predecessor
Cash flows from operating activities:
Net income (loss)	$17,842	$(14,402)	$(6,415)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,473	3,071	1,624
Amortization of deferred financing fees	365	—	—
Unit-based compensation expense	1,086	—	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(11,630)	653	440
Prepaid expenses and other current assets	(296)	(17)	1
Accounts payable - affiliates	3,223	(17)	(88)
Accounts payable and accrued liabilities	(2,176)	15	42
Other assets and liabilities	—	—	—
Net cash provided by (used in) operations	12,887	(10,697)	(4,396)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(47,805)	(47,192)	(24,712)
Purchase of marketable securities	(1,918,637)	—	—
Maturities of marketable securities	1,683,708	—	—
Net cash (used in) provided by investing activities	(282,734)	(47,192)	(24,712)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters' discount and commissions	340,957	—	—
Offering costs for issuance of common units	(5,000)	—	—
Distribution to PBF LLC related to Offering	(328,664)	—	—
Distribution to PBF LLC related to acquisitions	(270,000)	—	—
Parent contributions	54,077	57,940	29,117
Proceeds from term loan	300,000	—	—
Repayment of term loan	(65,100)	—	—
Proceeds from revolving credit facility	275,100	—	—
Distributions to unitholders	(14,916)	—	—
Deferred financing costs	(2,517)	—	—
Net cash provided by (used in) financing activities	283,937	57,940	29,117

Net change in cash and cash equivalents	14,090	51	9
Cash and cash equivalents at beginning of year	75	24	15
Cash and cash equivalents at end of period	$14,165	$75	$24

Supplemental disclosure of non-cash investing and financing activities:
Contribution of net assets from PBF LLC	$32,575	$287	$—
Accrued capital expenditures	39	3,251	6,695
Cash paid for interest	2,153	—	—

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 4 in the accompanying notes to consolidated financial statements for further discussion.

See accompanying notes to consolidated financial statements.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PBF Logistics LP (“PBFX” or the “Partnership”) is a Delaware limited partnership formed in February 2013. PBF Logistics GP LLC (“PBF GP”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of PBF LLC and as of December 31, 2014 owned 89.9% of the total economic interest in PBF LLC. In addition, PBF LLC is the sole managing member of PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company and affiliate of PBFX. On May 14, 2014, PBFX completed its initial public offering (the “Offering”) of 15,812,500 common units (including 2,062,500 common units issued pursuant to the exercise of the underwriters' over-allotment option). Upon completion of the Offering, PBF LLC held a 50.2% limited partner interest in PBFX and owns all of PBFX’s incentive distribution rights (“IDRs”), with the remaining 49.8% limited partner interest owned by public unit holders. Refer to Note 3 “Initial Public Offering” of the Notes to Consolidated Financial Statements for further discussion.

PBFX engages in the receiving, handling and transferring of crude oil and the receipt, storage and delivery of crude oil, refined products and intermediates. The Partnership does not take ownership of or receive any payments based on the value of the crude oil and products that it handles and does not engage in the trading of any commodities. PBFX's assets are integral to the operations of PBF Energy's refineries located in Toledo, Ohio, Delaware City, Delaware and Paulsboro, New Jersey. Subsequent to the Offering and Acquisitions from PBF, PBFX generates all of its revenues from transactions with PBF Holding.

In connection with the Offering, PBF LLC contributed the assets, liabilities and results of operations of certain crude oil terminaling assets to the Partnership. The assets were owned and operated by PBF Holding’s subsidiaries, Delaware City Refining Company LLC (“DCR”) and Toledo Refining Company LLC (“TRC”), and were contributed to the Partnership in connection with the Offering. PBF Holding, together with its subsidiaries, owns and operates three oil refineries and related facilities in North America. PBF Energy, through its ownership in PBF LLC, controls all of the business affairs of PBFX and PBF Holding.

PBFX's initial assets consisted of the Delaware City Rail Unloading Terminal (“DCR Rail Terminal”), which was part of PBF Holding’s Delaware City, Delaware refinery, and the Toledo Truck Unloading Terminal (“Toledo Truck Terminal”), which was part of PBF Holding’s Toledo, Ohio refinery, which together with the DCR Rail Terminal, we refer to as the IPO Assets. In connection with the Offering, the IPO Assets were distributed from PBF Holding to PBF LLC. The DCR Rail Terminal consists of a double loop track and ancillary pumping and unloading equipment. Construction of the DCR Rail Terminal began in July 2012 and commenced operations in February 2013. The DCR Rail Terminal originally had a total throughput capacity of up to 105,000 barrels per day (“bpd”), and prior to the Offering, PBF Holding was, and continues to be, the owner of all crude oil handled at the terminal. An expansion project was completed in the third quarter of 2014 that increased the DCR Rail Terminal's unloading capacity from 105,000 bpd to 130,000 bpd. The Toledo Truck Terminal commenced operations in December 2012 with one lease automatic custody transfer (“LACT”) unit. Two additional LACT units were made operational in May 2013. In July 2013, a fourth LACT unit was purchased that had previously been owned and operated at the Toledo Truck Terminal by a vendor in connection with a crude oil supply agreement. Subsequent to the closing of the Offering, two additional LACT units were placed into service in June 2014, increasing the total LACT units to six and total throughput capacity to approximately 22,500 bpd. The IPO Assets, along with the LACT units placed into service in June 2014, operate within the totality of the Toledo refinery and adjacent to the Delaware City refinery. The IPO Assets did not generate third party or affiliate revenue prior to the Offering. Prior to completion of the Offering, the assets, liabilities and results of operations of the aforementioned assets related to PBF MLP Predecessor.

On September 16, 2014, the Partnership entered into a contribution agreement with PBF LLC to acquire the Delaware City West Heavy Unloading Rack (the “DCR West Rack”), a heavy crude oil rail unloading facility at the Delaware City refinery with total throughput capacity of approximately 40,000 bpd (the “DCR West Rack Acquisition”). The DCR West Rack Acquisition closed on September 30, 2014 (the “DCR West Rack Effective Date”). In addition, on December 2, 2014, the Partnership entered into an additional contribution agreement with PBF LLC to acquire a tank farm and related facilities located at PBF Energy's Toledo refinery (the “Toledo Storage Facility”), including a propane storage and loading facility (the “Toledo Storage Facility Acquisition”). The Toledo Storage Facility Acquisition closed on December 11, 2014 (the “Toledo Storage Facility Effective Date”).

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

Effective May 15, 2015, the Partnership entered into a transaction (the "Delaware City Products Pipeline and Truck Rack Acquisition") with PBF LLC pursuant to which PBFX acquired from PBF LLC all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”), whose asset consists of a products pipeline and related facilities located at PBF Energy's Delaware City refinery (the "Delaware City Products Pipeline") and Delaware City Logistics Company LLC (“DCLC”), whose assets consist of a truck rack and related facilities located at PBF Energy’s Delaware City refinery (the "Delaware City Truck Rack"). The Delaware City Products Pipeline and Delaware City Truck Rack are collectively referred to as the “Delaware City Products Pipeline and Truck Rack”. The Delaware City Products Pipeline and Truck Rack Acquisition closed on May 15, 2015 (the "Delaware City Products Pipeline and Truck Rack Effective Date").

The transactions entered into after the Offering are collectively referred to as “Acquisitions from PBF.” Subsequent to the Acquisitions from PBF, the DCR Rail Terminal, Toledo Truck Terminal, DCR West Rack, Toledo Storage Facility and the Delaware Products Pipeline and Truck Rack are collectively referred to as the “Contributed Assets.”

The financial statements presented in this Annual Report on Form 10-K include the consolidated financial results of PBF MLP Predecessor (the “Predecessor”), our predecessor for accounting purposes, for periods presented through May 13, 2014, and the consolidated financial results of PBFX for the period beginning May 14, 2014, the date of the Offering. The balance sheet as of December 31, 2014, presents the combined financial position of PBFX and the Delaware City Products Pipeline and Truck Rack and the balance sheet as of December 31, 2013, presents solely the consolidated financial position of our Predecessor. PBFX recorded the acquisition of the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack at PBF Energy's historical book value, as the acquisitions were treated as a reorganization of entities under common control. We have retrospectively adjusted the financial information of the Predecessor and PBFX contained herein to include the historical results of the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack acquired prior to the effective date of each transaction. The financial statements of our Predecessor, the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack have been prepared from the separate records maintained by subsidiaries of PBF Energy and may not necessarily be indicative of the conditions that would have existed or the results of operations if they were operated as an unaffiliated company. Portions of certain expenses represent allocations made from corporate expenses applicable to PBF Energy as a whole. Refer to Note 4 “Acquisitions” of the Notes to Consolidated Financial Statements for further discussion.

2. SUMMARY OF ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less, but exclude debt or equity securities classified as marketable securities.

Marketable Securities
Debt or equity securities are classified into the following reporting categories: held-to-maturity, trading or available-for-sale securities. While PBFX does not routinely sell marketable securities prior to their scheduled maturity dates, some of PBFX's investments may be held and restricted for the purpose of funding future capital expenditures and acquisitions. Such investments are classified as available-for-sale marketable securities as they may occasionally be sold prior to their scheduled maturity dates due to the unexpected timing of cash needs. The carrying value of these marketable securities approximates fair value and is measured using Level 1 inputs (as defined below). The terms of the marketable securities range from one to three months and are classified on the balance sheet as non-current assets.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

The gross unrecognized holding gains and losses as of December 31, 2014 were not material. As of December 31, 2014, these investments are used as collateral to secure the Term Loan (as defined below) and are intended to be used only to fund future capital expenditures.

Property, Plant and Equipment
Property, plant and equipment are recorded at cost. PBFX capitalizes costs associated with the preliminary, pre-acquisition and development/construction stages of a major construction project. PBFX capitalizes the interest cost associated with major construction projects based on the effective interest rate of its total borrowings. Maintenance and repairs are charged to operating expenses as they are incurred. Improvements and betterments, which extend the lives of the assets, are capitalized.
PBFX’s depreciable property, plant and equipment are comprised of storage, terminals, pipelines and equipment which are depreciated using the straight-line method over estimated useful lives of 5-25 years.

Long-Lived Assets
PBFX reviews property, plant and equipment and other long-lived assets for impairment whenever events or changes in business circumstances indicate the net book values of the assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. If such analysis indicates that the carrying value of the long-lived assets is not considered to be recoverable, the carrying value is reduced to the fair value.
Impairment assessments inherently involve judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions. Although management would utilize assumptions that it believes are reasonable, future events and changing market conditions may impact management’s assumptions, which could produce different results.

Asset Retirement Obligations
PBFX records an asset retirement obligation at fair value for the estimated cost to retire a tangible long-lived asset at the time PBFX incurs that liability, which is generally when the asset is purchased, constructed, or leased. PBFX records the liability when it has a legal or contractual obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, PBFX will record the liability when sufficient information is available to estimate the liability’s fair value. Certain of PBFX’s asset retirement obligations are based on its legal obligation to perform remedial activity at its refinery sites when it permanently ceases operations of the long-lived assets. PBFX therefore considers the settlement date of these obligations to be indeterminable. Accordingly, PBFX cannot calculate an associated asset retirement liability for these obligations at this time. PBFX will measure and recognize the fair value of these asset retirement obligations when the settlement date is determinable.

Environmental Matters
Liabilities for future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Environmental liabilities are based on best estimates of probable future costs using currently available technology and applying current regulations, as well as PBFX’s own internal environmental policies. The measurement of environmental remediation liabilities may be discounted to reflect the time value of money if the aggregate amount and timing of cash payments of the liabilities are fixed or reliably determinable. The actual settlement of PBFX’s liability for environmental matters could materially differ from its estimates due to a number of uncertainties such as the extent of contamination, changes in environmental laws and regulations, potential improvements in remediation technologies and the participation of other responsible parties.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

Revenue Recognition
PBFX recognizes revenue for crude oil terminaling services based on the greater of contractual minimum volume throughput commitments or the delivery of actual volumes transferred based on contractual rates applied to throughput volumes. Prior to the Offering and effective date of the Acquisitions from PBF, PBFX's assets were a part of the integrated operations of PBF Energy. With the exception of the Delaware City Products Pipeline the operation of our assets did not generate third-party or inter-entity revenue. Prior to August 2013, DPC had a contract with Morgan Stanley Capital Group ("MSCG") which generated revenue by charging fees for transporting refined products. On completion of this contract, inter-entity revenue generated from DCR was recognized.
The Predecessor, with the exception of the revenue generated by the Delaware Products Pipeline, generally recognized only the costs and did not record revenue associated with the receiving, handling and transferring services provided to PBF Energy on an intercompany basis. Following the closing of the Offering and Acquisitions from PBF, PBFX's revenues were generated by commercial agreements with subsidiaries of PBF Energy.

Unit-Based Compensation
PBF GP provides unit-based compensation to certain officers, non-employee directors and seconded employees of our general partner or its affiliates, consisting of phantom units. The fair value of PBFX's phantom units are measured based on the fair market value of the underlying common units on the date of the grant based on the common unit closing price on the grant date. The estimated fair value of PBFX's phantom units is amortized over the vesting period using the straight-line method. Awards vest over a four year service period. The phantom unit awards may be settled in common units, cash or a combination of both. Expenses related to unit-based compensation are included in general and administrative expenses.

Net Income Per Unit
In addition to the common and subordinated units, PBFX has identified the general partner interest and IDRs as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners. Net income per unit applicable to limited partners (including common and subordinated unitholders) is computed by dividing limited partners' interest in net income, after deducting any incentive distributions, by the weighted-average number of outstanding common and subordinated units.
Prior to May 14, 2014, PBF Energy owned all of the limited partner interest in PBFX and, accordingly, PBFX did not calculate or report net income per unit. Net loss attributable to the DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack prior to the DCR West Rack Effective Date, Toledo Storage Facility Effective Date and Delaware City Products Pipeline and Truck Rack Effective Date were allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to previously reported net income per unit.

Fair Value of Financial Instruments
The estimated fair value of cash, accounts receivable, certain other current assets, accounts payable, accrued expenses and other current liabilities approximates their carrying value reflected in the consolidated financial statements because of the short-term maturity of the instruments.

Fair Value Measurement
A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

PBFX uses appropriate valuation techniques based on the available inputs to measure the fair values of its applicable assets and liabilities. When available, PBFX measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value. In some valuations, the inputs may fall into different levels in the hierarchy. In these cases, the asset or liability level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurements.

Income Taxes
PBFX is not a taxable entity for federal income tax purposes or the income taxes of those states that follow the federal income tax treatment of partnerships. Instead, for purposes of these income taxes, each partner of the Partnership is required to take into account his, her or its share of items of income, gain, loss and deduction in computing his, her or its federal and state income tax liabilities, regardless of whether cash distributions are made to such partner by the Partnership. The taxable income reportable to each partner takes into account differences between the tax basis and fair market value of PBFX's assets, the acquisition price of such partner's units and the taxable income allocation requirements under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (“partnership agreement”). We are unable to readily determine the net difference in the bases of our assets and liabilities for financial and tax reporting purposes because individual unitholders have different investment bases depending upon the timing and price of acquisition of their partnership units.
Prior to the Offering, PBFX was included in PBF LLC’s U.S. federal income tax return. As PBF LLC is a limited liability company treated as a “flow-through” entity for income tax purposes, there is no benefit or provision for U.S. federal or state income tax in the accompanying financial statements.

Recent Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which establishes a comprehensive new revenue recognition model designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to be entitled to receive in exchange for those goods or services and requires significantly enhanced revenue disclosures. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard is effective for interim and annual periods beginning after December 15, 2016 and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.
In February 2015, the FASB issued ASU No. 2015-02, “Consolidations (Topic 810): Amendments to the Consolidation Analysis” (“ASU 2015-02”), which amends current consolidation guidance including changes to both the variable and voting interest models used by companies to evaluate whether an entity should be consolidated. The requirements from ASU 2015-02 are effective for interim and annual periods beginning after December 15, 2015, and early adoption is permitted. The Partnership is currently evaluating the impact of this new standard on its consolidated financial statements and related disclosures.

3. INITIAL PUBLIC OFFERING

Initial Public Offering and Contribution of Assets
PBFX initially filed a registration statement on Form S-1 on July 31, 2013, and the SEC declared the registration statement effective on May 8, 2014. On May 9, 2014, PBFX's common units began trading on the New York Stock Exchange. On May 14, 2014, PBFX completed the Offering of 15,812,500 common units, including 2,062,500 common units issued upon exercise of the over-allotment option that was granted to the underwriters, to the public at a price of $23.00 per unit. Upon completion of the Offering, PBF LLC owned 74,053 common units and 15,886,553 subordinated units representing an aggregate 50.2% limited partner interest in the Partnership, all of the incentive distribution rights in the Partnership and the non-economic general partner interest in the Partnership.
The Partnership received proceeds (after deducting underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $340,957. The Partnership used the net proceeds from the Offering (i)

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

to distribute approximately $35,000 to PBF LLC to reimburse it for certain capital expenditures incurred prior to the closing of the Offering with respect to assets contributed to the Partnership and to reimburse it for offering expenses it incurred on behalf of the Partnership; (ii) to pay debt issuance costs of approximately $2,293 related to the Partnership’s Revolving Credit Facility (as defined below) and the Term Loan; (iii) to purchase $298,664 in U.S. Treasury securities which are to be used to fund anticipated capital expenditures and acquisitions; and (iv) to retain approximately $5,000 for general partnership purposes. The Partnership also borrowed $298,664 under the Term Loan and distributed the proceeds of such borrowings to PBF LLC.
On May 8, 2014, the Partnership, PBF GP, PBF Energy, PBF LLC, PBF Holding, DCR, Delaware City Terminaling Company LLC (“Delaware City Terminaling”) and TRC entered into the Contribution and Conveyance Agreement (the “Contribution Agreement I”). On May 14, 2014, in connection with the closing of the Offering, the following transactions occurred pursuant to the Contribution Agreement I:

•	DCR distributed all of the interests in Delaware City Terminaling and TRC distributed the Toledo Truck Terminal, in each case, to PBF Holding at their historical cost.

•
PBF Holding contributed, at their historical costs, (i) all of the interests in Delaware City Terminaling and (ii) the Toledo Truck Terminal to the Partnership in exchange for (a) 74,053 common units and 15,886,553 subordinated units representing an aggregate 50.2% limited partner interest in the Partnership, (b) all of the Partnership’s IDRs, (c) the right to receive a distribution of $30,000 from the Partnership as reimbursement for certain preformation capital expenditures attributable to the IPO assets, and (d) the right to receive a distribution of $298,664; and in connection with the foregoing, the Partnership redeemed PBF Holding’s initial partner interests in the Partnership for $1.

•
PBF Holding distributed to PBF LLC (i) its interest in PBF GP, (ii) the common units, subordinated units and incentive distribution rights, (iii) the right to receive a distribution of $30,000 as reimbursement for certain preformation capital expenditures, and (iv) the right to receive a distribution of $298,664. A summary of the proceeds received and the use of proceeds was as follows:

Proceeds received from sale of common units	$363,688

Use of proceeds:
Underwriting discounts and commissions	$21,821
Structuring fees	910
Estimated offering expenses (reimbursed to PBF LLC)	5,000
Debt issuance costs	2,293
Retained for working capital	5,000
Distributed to PBF LLC	30,000
Purchase of marketable securities	298,664
Total	$363,688

4. ACQUISITIONS
DCR West Rack Acquisition
On September 16, 2014, the Partnership entered into a Contribution Agreement (the “Contribution Agreement II”) with PBF LLC. Pursuant to the terms of the Contribution Agreement II, PBF LLC contributed to the Partnership all of the equity interests of Delaware City Terminaling Company II LLC (“DCT II”), which assets consisted solely of the DCR West Rack, for total consideration payable to PBF LLC of $150,000, consisting of $135,000 of cash and $15,000 of Partnership common units, or 589,536 common units. The cash consideration was funded by the Partnership from the proceeds from the sale of $30,000 in marketable securities and $105,000 in borrowings under the Revolving Credit Facility. The DCR West Rack Acquisition closed on September 30, 2014. The Partnership borrowed an additional $30,000 under the Revolving Credit Facility to repay $30,000 of its Term Loan in order to release the $30,000 in marketable securities that had collateralized the Term Loan.
Immediately following the closing of the DCR West Rack Acquisition, DCT II was merged with and into Delaware City Terminaling, a wholly-owned subsidiary of the Partnership, with all property, rights, liabilities and obligations of DCT II vesting in Delaware City Terminaling as the surviving company.
Toledo Storage Facility Acquisition
On December 2, 2014, the Partnership entered into a Contribution Agreement with PBF LLC (the “Contribution Agreement III” and together with the Contribution Agreement I and the Contribution Agreement II, the “Contribution Agreements”). Pursuant to the terms of the Contribution Agreement III, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Toledo Terminaling Company LLC (“Toledo Terminaling”), whose assets consist of a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility, for total consideration payable to PBF LLC of $150,000, consisting of $135,000 of cash and $15,000 of Partnership common units, or 620,935 common units. The Toledo Storage Facility Acquisition closed on December 11, 2014. The cash consideration was funded by the Partnership from the proceeds from the sale of $30,000 in marketable securities and $105,000 in borrowings under the Revolving Credit Facility. The Partnership borrowed an additional $30,000 under its Revolving Credit Facility to repay $30,000 of its Term Loan in order to release the $30,000 in marketable securities that had collateralized the Term Loan.
Total transaction costs of approximately $1,100 associated with the DCR West Rack and Toledo Storage Facility Acquisitions were expensed and are included in general and administrative expense in the consolidated statement of operations.
After completion of the Delaware City Products Pipeline and Truck Rack Acquisition, PBF LLC owns 2,572,944 common units and 15,886,553 subordinated units, representing an aggregate 53.8% limited partner interest in PBFX.
Delaware City Products Pipeline and Truck Rack Acquisition
On May 5, 2015, the Partnership entered into a contribution agreement between the Partnership and PBF LLC (the "Contribution Agreement IV"). Pursuant to the terms of the Contribution Agreement IV, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”) and Delaware City Logistics Company LLC (“DCLC”), whose assets consist of a products pipeline, truck rack and related facilities located at PBF Energy’s Delaware City refinery for total consideration payable to PBF LLC of $143,000, consisting of $112,500 of cash and $30,500 of Partnership common units, or 1,288,420 common units. The cash consideration was funded by the Partnership with $88,000 in proceeds from the Partnership’s 6.875% Senior Notes due 2023, sale of approximately $700 in marketable securities and $23,800 in borrowings under the Partnership’s Revolving Credit Facility. The Delaware City Products Pipeline and Truck Rack acquisition closed on May 15, 2015. The Partnership borrowed an additional $700 under its Revolving Credit Facility to repay $700 of its outstanding term loan in order to release the $700 in marketable securities that had collateralized the Partnership’s term loan.
The Delaware City Products Pipeline consists of a 23.4 mile, 16-inch interstate petroleum products pipeline with 125,000 bpd of capacity located at PBF Holding's Delaware City, Delaware refinery. The pipeline transports refined petroleum products from the Delaware City refinery to Sunoco Logistics Partners, L.P.’s ("Sunoco Logistics") Twin Oaks pump station at Delaware County, PA, with connections to Buckeye Partners, L.P.’s Laurel pipeline and Sunoco Logistics’ northeast pipeline systems that serve Western Pennsylvania and New York. The Delaware City Truck Rack consists of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates. The Delaware City Products Pipeline and Delaware City Truck Rack are collectively referred to as the "Delaware City Products Pipeline and Truck Rack."
The transactions entered into after the Offering are collectively referred to as “Acquisitions from PBF.” In connection with the Acquisitions from PBF, the Partnership entered into commercial agreements with PBF Holding and a third amended and restated omnibus agreement and operational services agreement with PBF Holding. See Note 11—Related Party Transactions, for a summary of the terms of these agreements.
As the Acquisitions from PBF were considered transfers of businesses between entities under common control, the DCR West Rack was transferred at its historical carrying value of $39,279 on September 30, 2014, the Toledo

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

Storage Facility was transferred at its historical carrying value of $54,426 on December 11, 2014 and the Delaware City Products Pipeline and Truck Rack were transferred at their historical carrying value of $15,975 on May 15, 2015. The historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of the DCR West Rack, the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack as if it was owned by the Partnership for all periods presented. Net loss attributable to the DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack prior to their respective effective dates were allocated entirely to PBF GP as if only PBF GP had rights to that net income (loss), therefore there is no retrospective adjustment to net income per unit.

The following tables present the Partnership's statement of financial position and results of operations giving effect to the Acquisitions from PBF. For the years ended December 2014, 2013 and 2012, the consolidated results of the DCR West Rack prior to the DCR West Rack acquisition are included under “DCR West Rack,” the consolidated results of the Toledo Storage Facility prior to the Toledo Storage Facility acquisition are included under “Toledo Storage Facility,” and the consolidated results of the Delaware City Products Pipeline and Truck Rack prior to the Delaware City Products Pipeline and Truck Rack Acquisition are included under “Delaware City Products Pipeline and Truck Rack”. The consolidated results of the DCR Rail Terminal and the Toledo Truck Rack are included in “Predecessor.”

	December 31, 2014
	PBF Logistics	Delaware City Products Pipeline and Truck Rack	Consolidated Results
Assets
Current assets:
Cash and cash equivalents	$14,165	$—	$14,165
Accounts receivable - affiliates	11,630	—	11,630
Prepaid expenses and other current assets	295	102	397
Total current assets	26,090	102	26,192

Property, plant and equipment, net	130,779	16,088	146,867
Marketable securities	234,930	—	234,930
Other assets, net	2,152	—	2,152
Total assets	$393,951	$16,190	$410,141

Liabilities
Current liabilities:
Accounts payable - affiliates	$3,223	$—	$3,223
Accounts payable and accrued liabilities	1,021	477	1,498
Total current liabilities	4,244	477	4,721

Long-term debt	510,000	—	510,000
Other long-term liabilities	—	—	—
Total Liabilities	514,244	477	514,721

Equity
Net investment	—	15,713	15,713
Common unitholders - Public	336,369	—	336,369
Common unitholders - PBF LLC	(167,787)	—	(167,787)
Subordinated unitholders - PBF LLC	(288,875)	—	(288,875)
Total Equity	(120,293)	15,713	(104,580)
Total Liabilities and Equity	$393,951	$16,190	$410,141

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

	December 31, 2013
	Predecessor	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$75	$75
Prepaid expenses and other current assets	—	—	—	101	101
Total current assets	—	—	—	176	176

Property, plant and equipment, net	29,996	17,577	38,053	16,228	101,854
Total assets	$29,996	$17,577	$38,053	$16,404	$102,030

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$499	$2,029	$696	$437	$3,661
Total current liabilities	499	2,029	696	437	3,661

Equity
Net investment	29,497	15,548	37,357	15,967	98,369
Total Liabilities and Equity	$29,996	$17,577	$38,053	$16,404	$102,030

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

	December 31, 2014
	PBF Logistics (a)	DCR West Rack	Toledo Storage Facility	Del City Products Pipeline and Truck Rack	Consolidated Results

Revenue:
Affiliate	$49,830	$—	$—	$9,573	$59,403
Third-party	—	—	—	—	—
Total revenues	49,830	—	—	9,573	59,403

Costs and expenses:
Operating and maintenance expenses	11,710	2,305	8,349	3,851	26,215
General and administrative expenses	7,527	111	128	435	8,201
Depreciation and amortization	1,815	263	1,653	742	4,473
Total costs and expenses	21,052	2,679	10,130	5,028	38,889

Income (loss) from operations	28,778	(2,679)	(10,130)	4,545	20,514

Other income (expense):
Interest expense, net and other financing costs	(2,312)	—	—	5	(2,307)
Amortization of loan fees	(365)	—	—	—	(365)
Net Income (loss)	26,101	(2,679)	(10,130)	4,550	17,842
Less: Predecessor income prior to initial public offering on May 14, 2014	(3,863)	(2,679)	(10,130)	4,550	(12,122)
Limited partners' interest in net income subsequent to initial public offering	$29,964	$—	$—	$—	$29,964

(a)
The information presented includes the results of operations of PBF MLP Predecessor for periods presented through May 13, 2014 and of PBFX for the period beginning May 14, 2014, the date PBFX commenced operations.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

	Year ended December 31, 2013
	Predecessor	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenue:
Affiliate	$—	$—	$—	$5,073	$5,073
Third-party	—	—	—	3,440	3,440
Total revenues	—	—	—	8,513	8,513

Costs and expenses:
Operating and maintenance expenses	6,024	—	7,887	3,494	17,405
General and administrative expenses	1,834	78	112	428	2,452
Depreciation and amortization	1,032	—	1,334	705	3,071
Total costs and expenses	8,890	78	9,333	4,627	22,928

Income (loss) from operations	(8,890)	(78)	(9,333)	3,886	(14,415)

Other income (expense):
Interest expense, net and other financing costs	—	—	—	13	13
Amortization of loan fees	—	—	—	—	—
Net Income (loss)	(8,890)	(78)	(9,333)	3,899	(14,402)
Less: Net income attributable to Predecessor	(8,890)	(78)	(9,333)	3,899	(14,402)
Limited partners' interest in net income attributable to the Partnership	$—	$—	$—	$—	$—

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

	Year ended December 31, 2012
	Predecessor	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenue:
Affiliate	$—	$—	$—	$—	$—
Third-party	—	—	—	7,300	7,300
Total revenues	—	—	—	7,300	7,300

Costs and expenses:
Operating and maintenance expenses	21	—	7,537	3,233	10,791
General and administrative expenses	569	—	96	635	1,300
Depreciation and amortization	—	—	944	680	1,624
Total costs and expenses	590	—	8,577	4,548	13,715

Income (loss) from operations	(590)	—	(8,577)	2,752	(6,415)

Other income (expense):
Interest expense, net and other financing costs	—	—	—	—	—
Amortization of loan fees	—	—	—	—	—
Net Income (loss)	(590)	—	(8,577)	2,752	(6,415)
Less: Net income attributable to Predecessor	(590)	—	(8,577)	2,752	(6,415)
Limited partners' interest in net income attributable to the Partnership	$—	$—	$—	$—	$—

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

5. PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, consisted of the following:

	December 31, 2014	December 31, 2013
		Predecessor
Land	$2,329	$2,329
Terminals and equipment	81,826	46,210
Pipeline Assets	17,250	619
Storage equipment	55,006	27,875
Construction in progress	972	30,835
	157,383	107,868
Accumulated depreciation	(10,516)	(6,014)
Property, plant and equipment, net	$146,867	$101,854

Capitalized interest in connection with construction in progress during 2014 and 2013 was $2,179 and $1,013, respectively.

6. DEBT

On May 14, 2014, in connection with the closing of the Offering, the Partnership entered into agreements for a five-year, $275,000 senior secured revolving credit facility (the “Revolving Credit Facility”) and a three-year, $300,000 term loan facility (the “Term Loan”), each with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders. The Revolving Credit Facility was increased from $275,000 to $325,000 in December 2014.
The Revolving Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership has the ability to increase the maximum amount of the Revolving Credit Facility by an aggregate amount of up to $275,000, to a total facility size of $600,000, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions. The Revolving Credit Facility includes a $25,000 sublimit for standby letters of credit and a $25,000 sublimit for swingline loans. Obligations under the Revolving Credit Facility and certain cash management and hedging obligations designated by the Partnership are guaranteed by its restricted subsidiaries, and are secured by a first priority lien on all the Partnership’s assets (including the Partnership’s equity interests in Delaware City Terminaling) and those of the Partnership’s restricted subsidiaries other than excluded assets and a guaranty of collection from PBF LLC. The maturity date of the Revolving Credit Facility may be extended for one year on up to two occasions, subject to certain customary terms and conditions. Borrowings under the Revolving Credit Facility bear interest at either a Base Rate (as defined in the Revolving Credit Facility) plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Partnership’s Consolidated Total Leverage Ratio, as defined in the Revolving Credit Facility.
The Term Loan was used to fund distributions to PBF LLC and is guaranteed by a guaranty of collection from PBF LLC and secured at all times by cash or U.S. Treasury securities in an amount equal to or greater than the outstanding principal amount of the Term Loan. Borrowings under the Term Loan bear interest either at Base Rate (as defined in the Term Loan), or at LIBOR plus an applicable margin equal to 0.25%.
The Revolving Credit Facility contains affirmative and negative covenants customary for revolving credit facilities of this nature that, among other things, limit or restrict the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee debt, incur liens, make investments, make restricted payments, amend material contracts, engage in business activities, engage in mergers, consolidations and other organizational changes, sell, transfer or otherwise dispose of assets, enter into burdensome agreements or enter into transactions with affiliates on terms that are not arm’s length. The Term Loan contains affirmative and negative covenants customary for term loans of this nature that, among

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

other things, limit the Partnership’s use of the proceeds and restrict the Partnership’s ability to incur liens and enter into burdensome agreements.
Additionally, the Partnership is required to maintain the following financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period then ended (or such shorter period as shall apply, the “Measurement Period”): (a) until such time as the Partnership obtains an investment grade credit rating, Consolidated Interest Coverage Ratio (as defined in the Revolving Credit Facility), of at least 2.50 to 1.00, (b) Consolidated Total Leverage Ratio (as defined in the Revolving Credit Facility) of not greater than 4.00 to 1.00 (or 4.50 to 1.00 at any time after (i) the Partnership has issued at least $100,000 of unsecured notes and (ii) in addition (and without prejudice) to clause (i), upon the consummation of a material permitted acquisition (as defined in the Revolving Credit Facility) and for two-hundred seventy days immediately thereafter (an “Increase Period”), if elected by the Partnership by written notice to the administrative agent given on or prior to the date of such acquisition, the maximum permitted ratio shall be increased by 0.50 to 1.00 above the otherwise relevant level (the “Step-Up”) provided that Increase Periods may not be successive unless the ratio has been complied with for at least one Measurement Period ending after such Increase Period (i.e., without giving effect to the Step-Up) and (c) after the Partnership has issued at least $100,000 of unsecured notes, Consolidated Senior Secured Leverage Ratio (as defined in the Revolving Credit Facility) of not greater than 3.50 to 1.00. The Revolving Credit Facility generally prohibits the Partnership from making cash distributions (subject to certain exceptions) except so long as no default or event of default exists or would be caused thereby, and only to the extent permitted by the partnership agreement, the Partnership may make cash distributions to unitholders up to the amount of the Partnership’s available cash (as defined in the partnership agreement).
The Revolving Credit Facility and Term Loan contain events of default customary for transactions of their nature, including, but not limited to (and subject to grace periods in certain circumstances), the failure to pay any principal, interest or fees when due, failure to perform or observe any covenant contained in the Revolving Credit Facility or related documentation, any representation or warranty made in the agreements or related documentation being untrue in any material respect when made, default under certain material debt agreements, commencement of bankruptcy or other insolvency proceedings, certain changes in the Partnership’s ownership or the ownership or board composition of PBF GP and material judgments or orders. Upon the occurrence and during the continuation of an event of default under the agreements, the lenders may, among other things, terminate their commitments, declare any outstanding loans to be immediately due and payable and/or exercise remedies against the Partnership and the collateral as may be available to the lenders under the agreements and related documentation or applicable law.
At December 31, 2014, PBFX had $275,100 outstanding under the Revolving Credit Facility and $234,900 outstanding under the Term Loan. The estimated fair values of the Revolving Credit Facility and Term Loan approximates their carrying values, categorized as a Level 2 measurement, as these borrowings bear interest based upon short-term floating market interest rates.

Debt Maturities
Debt maturing in the next five years and thereafter is as follows:

Year Ending December 31,
2015	$—
2016	—
2017	234,900
2018	—
2019	275,100
Thereafter	—
$510,000

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

7. EQUITY
PBFX had 15,812,500 common units held by the public outstanding as of December 31, 2014. PBF Energy owns 1,284,524 of PBFX's common units and 15,886,553 of PBFX's subordinated units constituting an aggregate of 52.1% of PBFX's limited partner interest as of December 31, 2014. In accordance with the partnership agreement, PBF Energy's subordinated units will convert into common units on a one-for-one basis once PBFX has met specified distribution targets and successfully completed other tests set forth in the partnership agreement.

Issuance of Additional Interests
The partnership agreement authorizes PBFX to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by PBFX's general partner without the approval of the unitholders. During 2014, PBFX partially funded the Acquisitions from PBF with $30,000 of Partnership common units, or 1,210,471 common units. It is possible that PBFX will fund future acquisitions through the issuance of additional common units, subordinated units or other partnership interests.
Holders of any additional common units PBFX issues will be entitled to share equally with the then-existing common unitholders in PBFX's distributions of available cash. Refer to Note 8 “Unit-Based Compensation” of our Notes to Condensed Consolidated Financial Statements for further information.

Allocations of Net Income
The partnership agreement contains provisions for the allocation of net income and loss to the unitholders and the general partner. For purposes of maintaining partner capital accounts, the partnership agreement specifies that items of income and loss shall be allocated among the partners in accordance with their respective percentage interest. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to PBF LLC.

Percentage Allocations of Available Cash from Operating Surplus
The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and PBF LLC (in its capacity as the holder of PBFX's IDRs) based on the specified target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of PBF LLC and the unitholders in any available cash from operating surplus PBFX distributes up to and including the corresponding amount in the column “Total Quarterly Distribution per Unit Target Amount.” The percentage interests shown for PBFX's unitholders and PBF LLC for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for PBF LLC assume that there are no arrearages on common units and that PBF LLC continues to own all of the IDRs.

	Total Quarterly Distribution per Unit Target Amount	Marginal Percentage Interest in Distributions
		Unitholders	PBF LLC (as holder of Incentive Distribution Rights)
Minimum Quarterly Distribution	up to $0.300	100.0%	—
First Target Distribution	above $0.300 up to $0.345	100.0%	—
Second Target Distribution	above $0.345 up to $0.375	85.0%	15.0%
Third Target Distribution	above $0.375 up to $0.450	75.0%	25.0%
Thereafter	above $0.450	50.0%	50.0%
The partnership agreement sets forth the calculation to be used to determine the amount and priority of cash distributions that the common and subordinated unitholders will receive. PBFX declares distributions subsequent to quarter end.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

The table below summarizes our 2014 quarterly distribution cash declarations, payments and scheduled payments through March 4, 2015:

	2014
	Declaration Date	Record Date	Payment Date	Quarterly Distribution per Common and Subordinated Unit
Second quarter (1)	August 1	August 15	August 29	$0.16
Third quarter	October 27	November 14	November 28	0.30
Fourth quarter	February 6, 2015	February 23, 2015	March 4, 2015	0.33
Total				$0.79
____________________
(1) Represents the period from May 14, 2014, the date of the Offering, to June 30, 2014.
Our distributions are declared subsequent to quarter end. The following table reflects the allocation of total cash distributions to the general and limited partners applicable to the period in which the distributions were earned:

Year ended December 31, 2014
General partner's distribution	$—
Limited partners’ distributions:
Common units – public	12,706
Common units – PBF LLC	635
Subordinated units – PBF LLC	12,551
Total limited partners’ distributions	25,892
Total cash distributions (1)	$25,763
____________________
(1) Excludes phantom unit distributions which are accrued and paid upon vesting.

8. UNIT-BASED COMPENSATION
PBF GP's board of directors adopted the PBF Logistics LP 2014 Long-Term Incentive Plan (the “LTIP ”) in connection with the completion of the Offering. The LTIP is for the benefit of employees, consultants, service providers and non-employee directors of the general partner and its affiliates.
In May and August 2014, PBFX issued phantom unit awards under the LTIP to certain directors, officers and seconded employees of our general partner or its affiliates as compensation. The fair value of each phantom unit on the grant date is equal to the market price of PBFX's common units on that date. The estimated fair value of PBFX's phantom units is amortized over the vesting period of four years, using the straight-line method. Total unrecognized compensation cost related to PBFX's nonvested phantom units totaled $6,231 as of December 31, 2014, which is expected to be recognized over a weighted-average period of four years. The fair value of nonvested service phantom units outstanding as of December 31, 2014, totaled $7,318.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

A summary of PBFX's unit award activity for the year ended December 31, 2014, is set forth below:

	Number of Phantom Units	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2013	—	$—
Granted	285,522	26.57
Forfeited	(10,000)	26.74
Nonvested at December 31, 2014	275,522	$26.56
PBFX's long-term incentive plans provide for the issuance of distribution equivalent rights (“DERs”) in connection with phantom unit awards.  A DER entitles the participant to nonforfeitable cash payments equal to the product of the number of phantom unit awards outstanding for the participant and the cash distribution per common unit paid by PBFX to its common unitholders.  Cash payments made in connection with DERs are charged to partners' equity, accrued and paid upon vesting.  As of December 31, 2014, no cash payments have been made in connection with DERs.

9. NET INCOME PER UNIT
Net income per unit is calculated for the Partnership only for periods after the Offering as no units were outstanding prior to May 14, 2014. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to PBFX's unitholders are determined in relation to actual distributions declared and are not based on the net income (loss) allocations used in the calculation of net income (loss) per unit.
Diluted net income per unit includes the effects of potentially dilutive units of PBFX's common units that consist of unvested phantom units. Diluted net income per unit excludes the effects of 254,000 phantom units because they were anti-dilutive for the year ended December 31, 2014. Basic and diluted net income per unit applicable to subordinated limited partners are the same because there are no potentially dilutive subordinated units outstanding.
In addition to the common and subordinated units, PBFX has also identified the general partner interest and incentive distribution rights as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. In 2014, the Partnership issued 1,210,471 additional common units to PBF LLC in conjunction with the DCR West Rack Acquisition and the Toledo Storage Facility Acquisition. As of December 31, 2014, there were no incentive distribution right amounts available for distribution to PBF LLC. Therefore, net income available to the limited partner units has not been reduced.
When calculating basic earnings per unit under the two-class method for a master limited partnership, net income for the current reporting period is reduced by the amount of available cash that has been or will be distributed to the general partner, limited partners, and IDR holders for that reporting period. The following table shows the calculation of earnings less than distributions:

Year ended December 31, 2014
Net income	$17,842
Less distributions declared on:
Limited partner common units - public	12,706
Limited partner common units - PBF LLC	635
Limited partner subordinated units - PBF LLC	12,551
General partner - PBF LLC	—
Total distributions declared	25,892
Earnings less than distributions	$(8,050)

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

	Year ended December 31, 2014
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	General Partner - PBF LLC	Total
Net income (loss):
Distributions declared	$12,706	$635	$12,551	$—	$25,892
Earnings less than distributions	2,034	(220)	2,258	(12,122)	(8,050)
Net income (loss)	$14,740	$415	$14,809	$(12,122)	$17,842

Weighted-average units outstanding - basic	15,812,500	355,302	15,886,553
Weighted-average units outstanding - diluted	15,814,525	355,302	15,886,553

Net income per limited partner unit - basic	$0.93	$1.17	$0.93
Net income per limited partner unit - diluted	$0.93	$1.17	$0.93

10. COMMITMENTS AND CONTINGENCIES
The DCR Rail Terminal and DCR West Rack are collocated with the Delaware City refinery, and are located in Delaware’s coastal zone where certain activities are regulated under the Delaware Coastal Zone Act. On June 14, 2013, two administrative appeals were filed by the Sierra Club and Delaware Audubon (collectively, the “Appellants”) regarding an air permit DCR obtained to allow loading of crude oil onto barges. The appeals allege that both the loading of crude oil onto barges and the operation of the DCR Rail Terminal violate the Delaware Coastal Zone Act. The first appeal is Number 2013-1 before the State Coastal Zone Industrial Control Board (the “CZ Board”), and the second appeal is before the Environmental Appeals Board (“EAB”) and appeals Secretary's Order No. 2013-A-0020. The CZ Board held a hearing on the first appeal on July 16, 2013, and ruled in favor of DCR and the State of Delaware and dismissed the Appellants' appeal for lack of standing. Sierra Club and Delaware Audubon have appealed that decision to the Delaware Superior Court, New Castle County, Case No. N13A-09-001 ALR, and DCR and the State of Delaware have filed cross-appeals. Briefs have been filed in this appeal and the oral arguments were held in the first quarter of 2015. A hearing on the second appeal before the EAB, case no. 2013-06, was held on January 13, 2014, and the EAB ruled in favor of DCR and the State of Delaware and dismissed the appeal for lack of jurisdiction. The Appellants filed a Notice of Appeal with the Superior Court appealing the EAB’s decision and briefs were submitted in the third quarter. Oral arguments on the appeals of the EAB's decision were heard at the same time as the appeal of the CZ Board decision. If the Appellants in one or both of these matters ultimately prevail, the outcome may have an adverse material effect on PBFX's financial condition, results of operations, cash flows and ability to make distributions to its unitholders.

Environmental Matters
PBFX’s assets, along with PBF Energy’s refineries, are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the composition of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the Partnership’s assets, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.
In connection with PBF Holding’s acquisition of the DCR assets, Valero Energy Corporation (“Valero”) remains responsible for certain pre-acquisition environmental obligations up to $20,000 and the predecessor to Valero in ownership of the refinery retains other historical obligations. In connection with its acquisition of the DCR assets and the Paulsboro refinery, PBF Holding and Valero purchased ten year, $75,000 environmental insurance policies to insure

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

against unknown environmental liabilities at each site. In connection with the Toledo refinery acquisition, Sunoco Inc. (R&M) remains responsible for environmental remediation for conditions that existed on the closing date for twenty years from March 1, 2011, subject to certain limitations.

11. RELATED PARTY TRANSACTIONS

Commercial Agreements
PBFX currently derives all of its revenue from long-term, fee-based agreements with PBF Holding, supported by fee escalations for inflation adjustments and certain increases in operating costs. PBFX believes the terms and conditions under these agreements, as well as the omnibus and services agreements with PBF Holding described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.
2014 Commercial Agreements
Delaware City Rail Terminaling Services Agreement
In connection with the Offering, PBFX entered into a rail terminaling services agreement with PBF Holding (the “DCR Terminaling Agreement”) under which it provides terminaling services at the DCR Rail Terminal. Under the DCR Terminaling Agreement, PBF Holding is obligated to throughput aggregate volumes of crude oil of at least 75,000 bpd through September 30, 2014 and of at least 85,000 bpd for each quarter thereafter (in each case, calculated on a quarterly average basis) for a terminaling service fee of $2.00 per barrel, which will decrease to $0.50 per barrel for volumes that exceed the minimum throughput commitment. PBFX also receives fees from PBF Holding for providing related ancillary services at the terminal that are specified in the DCR Terminaling Agreement. The terminaling service fee is subject to (i) increase or decrease on January 1 of each year, beginning on January 1, 2015, by the amount of any change in the Producer Price Index, provided that the fee may not be adjusted below the initial amount and (ii) an adjustment by the amount of any increases in operating costs that increases greater than the Producer Price Index reasonably incurred by PBFX in connection with providing the services and ancillary services under the DCR Terminaling Agreement.
Toledo Truck Unloading & Terminaling Services Agreement
In connection with the Offering, PBFX entered into a truck unloading and terminaling services agreement with PBF Holding (the “Toledo Terminaling Agreement”) under which it provides terminaling services at the Toledo Truck Terminal. Under the Toledo Terminaling Agreement, PBF Holding is obligated to throughput aggregate volumes of crude oil of at least 5,500 bpd (calculated on a quarterly average basis) for a terminaling service fee of $1.00 per barrel. The Toledo Terminaling Agreement was amended and restated effective as of June 1, 2014, to among other things, increase the minimum throughput volume commitment from 4,000 bpd to 5,500 bpd beginning August 1, 2014. PBFX also receives fees from PBF Holding for providing related ancillary services at the terminal which are specified in the Toledo Terminaling Agreement. The terminaling service fee is subject to (i) increase or decrease on January 1 of each year, beginning on January 1, 2015, by the amount of any change in the Producer Price Index, provided that the fee may not be adjusted below the initial amount and (ii) an adjustment by the amount of any increases in operating costs that increases greater than the Producer Price Index reasonably incurred by PBFX in connection with providing the services and ancillary services under the Toledo Terminaling Agreement.
Delaware West Ladder Rack Terminaling Services Agreement
On October 1, 2014, PBF Holding and PBFX entered into a terminaling services agreement (the “West Ladder Rack Terminaling Agreement”) under which the Partnership, through Delaware Terminaling, provides rail terminaling services to PBF Holding at the DCR West Rack. The initial term of the West Ladder Rack Terminaling Agreement is approximately seven years after which PBF Holding has the option to extend the agreement for two additional five year periods. Under the West Ladder Rack Terminaling Agreement, PBF Holding is obligated to throughput aggregate volumes on the DCR West Rack as follows:

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

The minimum throughput commitment is at least 40,000 bpd for a fee equal to $2.20 per barrel for all volumes of crude oil throughput up to the minimum throughput commitment and $1.50 per barrel for all volumes of crude oil throughput in excess of the minimum throughput commitment, in any contract quarter. The terminaling service fee is subject to (i) increase or decrease on January 1 of each year, beginning on January 1, 2016, by the amount of any change in the Producer Price Index, provided that the fee may not be adjusted below the initial amount and (ii) an adjustment by the amount of any increases in operating costs that increases greater than the Producer Price Index reasonably incurred by PBFX in connection with providing the services and ancillary services under the West Ladder Rack Terminaling Agreement.
Toledo Storage Facility Storage and Terminaling Services Agreement
On December 12, 2014, PBF Holding and Toledo Terminaling entered into a ten-year storage lease and terminaling services agreement (the “Toledo Storage Facility Storage and Terminaling Agreement”) under which the Partnership, through Toledo Terminaling, provides a storage lease and terminaling services to PBF Holding. The Toledo Storage Facility Storage and Terminaling Agreement can be extended by PBF Holding for two additional five-year periods. Under the Toledo Storage Facility Storage and Terminaling Agreement, the Partnership provides PBF Holding with a storage lease and throughput services in return for storage and throughput fees.
The storage lease requires the Partnership to accept, redeliver and store all products tendered by PBF Holding in the tanks and load products at the storage facility on behalf of PBF Holding up to the effective operating capacity of each tank, the loading capacity of the products rack and the overall capacity of the Toledo Storage Facility Assets. PBF Holding pays a lease fee of $0.50 per barrel of shell capacity dedicated to PBF Holding under the Toledo Storage Facility Storage and Terminaling Agreement.The minimum throughput commitment for the propane storage and loading facility will be at least 4,400 bpd for a fee equal to $2.52 per barrel of product loaded up to the minimum throughput commitment and in excess of the minimum throughput commitment. If PBF Holding does not throughput the aggregate amounts equal to the minimum throughput commitment described above, PBF Holding will be required to pay a shortfall payment equal to the shortfall volume multiplied by the fee of $2.52 per barrel.
The Partnership is required to maintain the Toledo Storage Facility in a condition and with a capacity sufficient to store and handle a volume of PBF Holding's products at least equal to the current operating capacity for the storage facility as a whole subject to interruptions for routine repairs and maintenance and force majeure events. Failure to meet such obligations may result in a reduction of fees payable under the Toledo Storage Facility Storage and Terminaling Agreement.

2015 Commercial Agreements

Delaware Pipeline Services Agreement

On May 15, 2015, PBF Holding and Delaware Pipeline Company LLC entered into a ten-year pipeline services agreement (the “Delaware Pipeline Services Agreement”) under which the Partnership provides pipeline services to PBF Holding. The initial term of the Delaware Pipeline Services Agreement is approximately ten years after which PBF Holding has the option to extend the agreement for two additional five year periods. Under the Delaware Pipeline Services Agreement, PBF Holding is obligated to throughput aggregate volumes on the Delaware Products Pipeline as follows:
The minimum throughput commitment is at least 50,000 bpd for a fee equal to $0.5266 per barrel for all volumes of product received on the Pipeline equal to at least the minimum throughput commitment, in any contract quarter. The pipeline service fee is subject to (i) increase or decrease on July 1 of each year, by the amount of any change in any inflationary index promulgated by the Federal Energy Regulatory Commission ("FERC") in accordance with FERC's indexing methodology or ii) in the event that FERC terminates its indexing methodology during the Term of the Agreement, by a percentage equal to the change in the CPI-U (All Urban Consumers).

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

Delaware City Truck Loading Services Agreement

On May 15, 2015, PBF Holding and Delaware City Logistics Company LLC entered into a ten-year terminaling services agreement (the “Delaware City Truck Loading Services Agreement”) under which the Partnership provides terminaling services to PBF Holding. The initial term of the Delaware City Truck Loading Services Agreement is approximately ten years after which PBF Holding has the option to extend the agreement for two additional five year periods. Under the Delaware City Truck Loading Services Agreement, PBF Holding is obligated to throughput aggregate volumes on the Delaware City Truck Rack as follows:
The minimum throughput commitment is i) at least 30,000 bpd of gasoline, diesel and heating oil for a fee equal to $0.462 per barrel; and ii) at least 5,000 bpd of propane and propylene for a fee equal to $2.52 for all volumes of product loaded into trucks at the Terminal equal to at least the minimum throughput commitment, in any contract quarter. The terminaling service fee is subject to (i) increase or decrease on January 1 of each year, commencing on January 1, 2016, by the amount of any change in the Producer Price Index provided that the fee may not be adjusted below the initial amount and ii) an adjustment by the amount of any increases in operating costs that increases greater than the Producer Price Index reasonably incurred by PBFX in connection with providing the services and ancillary services under the Delaware City Truck Loading Services Agreement.

Omnibus Agreement
PBFX entered into an Omnibus Agreement (“Omnibus Agreement”) with PBF GP, PBF LLC and PBF Holding at the closing of the Offering for the provision of executive management services and support for accounting and finance, legal, human resources, information technology, environmental, health and safety, and other administrative functions.
The Omnibus Agreement addresses the following matters:

•
the Partnership’s obligation to pay PBF LLC an administrative fee, in the amount of $2,350 per year, for the provision by PBF LLC of centralized corporate services (which fee is in addition to certain expenses of PBF GP and its affiliates that are reimbursed under the partnership agreement);

•	the Partnership’s obligation to reimburse PBF LLC for the salaries and benefits costs of employees who devote more than 50% of their time to PBFX;

•	the Partnership’s agreement to reimburse PBF LLC for all other direct or allocated costs and expenses incurred by PBF LLC on the Partnership’s behalf;

•	PBF LLC’s agreement not to compete with the Partnership under certain circumstances, subject to certain exceptions;

•
the Partnership’s right of first offer for ten years to acquire certain logistics assets retained by PBF Energy following the Offering, including certain logistics assets that PBF LLC or its subsidiaries may construct or acquire in the future, subject to certain exceptions;

•	a license to use the PBF Logistics trademark and name; and

•
PBF Holding’s agreement to reimburse the Partnership for certain expenditures up to $20,000 per event (net of any insurance recoveries) related to the Contributed Assets for a period of five years after the closing of the Offering, and PBFX's agreement to bear the costs associated with the expansion of the DCR Rail Terminal crude unloading capability.

On September 30, 2014, the Omnibus Agreement was amended and restated in connection with the DCR West Rack Acquisition (the “A&R Omnibus Agreement”). The annual fee payable under the A&R Omnibus Agreement increased from $2,300 to $2,525. On December 12, 2014, the A&R Omnibus Agreement was amended and restated in connection with the Toledo Storage Facility Acquisition (the “Second A&R Omnibus Agreement”). The Second A&R Omnibus Agreement clarifies the reimbursements to be made by the Partnership to PBF LLC and from PBF LLC to the Partnership. The Second A&R Omnibus Agreement incorporates the Toledo Storage Facility Assets into its provisions and increased the annual administrative fee to be paid by the Partnership to PBF Energy from $2,525 to $2,700. On May 15, 2015, the Omnibus Agreement was amended and restated in connection with the Delaware City

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

Products Pipeline and Truck Rack Acquisition (the “Third A&R Omnibus Agreement”) resulting in a decrease in the annual administrative fee from $2,700 to $2,350.
Prior to the closing of the Offering and the Acquisitions from PBF, PBF Energy allocated to the Predecessor the estimated cost of providing executive and administrative services based on an estimate of the time devoted by PBF Holding employees to provide such services to the Predecessor. General and administrative expenses in the consolidated statement of operations include aggregate payments and reimbursements paid to PBF Holding and PBF LLC under the omnibus agreements for periods after the closing of the Offering and the Acquisitions from PBF and amounts allocated to the Predecessor by PBF Holding prior to the closing of the Offering of $3,600, $1,573 and $751 for the years ended December 31, 2014, 2013 and 2012, respectively.
PBFX believes the amounts allocated to it are a reasonable reflection of the utilization of the services provided. However, these allocations may not fully reflect the expenses that would have been incurred if PBFX had been a stand-alone company during the periods presented.

Services Agreement
In connection with the Offering, PBFX entered into an Operation and Management Services and Secondment Agreement (the “Services Agreement”) with PBF Holding and certain of its subsidiaries, pursuant to which PBF Holding and its subsidiaries provides PBFX with the personnel necessary for the Partnership to perform its obligations under its commercial agreements. PBFX reimburses PBF Holding for the use of such employees and the provision of certain infrastructure-related services to the extent applicable to its operations, including storm water discharge and waste water treatment, steam, potable water, access to certain roads and grounds, sanitary sewer access, electrical power, emergency response, filter press, fuel gas, API solids treatment, fire water and compressed air. PBFX paid an annual fee of $490 to PBF Holding for the provision of such services pursuant to the Services Agreement. The Services Agreement will terminate upon the termination of the Omnibus Agreement, provided that the Partnership may terminate any service on 30 days’ notice.
On September 30, 2014, the Services Agreement was amended and restated in connection with the DCR West Rack Acquisition (the “A&R Services Agreement”). The annual fee payable under the A&R Services Agreement increased from $490 to $797. On December 12, 2014, the A&R Services Agreement was amended and restated for the Toledo Storage Facility Acquisition (the “Second A&R Services Agreement”). The annual fee payable under the Second A&R Services Agreement increased from $797 to $4,400. On May 15, 2015, the Second A&R Services Agreement was amended and restated in connection with the Delaware City Pipeline and Truck Rack Acquisition (the "Third A&R Services Agreement") resulting in an increase in the annual fee payable from $4,400 to $4,486. All fees to be paid pursuant to the Third A&R Services Agreement are indexed for inflation.
Prior to the closing of the Offering and the Acquisitions from PBF, PBF Energy allocated to the Predecessor the estimated cost of providing operation and management services based on an estimate of the time devoted by PBF Holding employees to provide such services to the Predecessor. Operating and maintenance expenses in the condensed consolidated statement of operations include aggregate payments and reimbursements paid to PBF Holding and PBF LLC under the services agreements for periods after the closing of the Offering and amounts allocated to the Predecessor by PBF Holding prior to the closing of the Offering and the Acquisitions from PBF of $2,298, $1,709 and $1,542 for the years ended December 31, 2014, 2013 and 2012, respectively.
PBFX believes the amounts allocated to it are a reasonable reflection of the utilization of the services provided. However, these allocations may not fully reflect the expenses that would have been incurred if PBFX had been a stand-alone company during the periods presented.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

12. SEGMENT INFORMATION
The Partnership's operations are organized into two reportable segments, Transportation and Terminaling; and Storage. Operations that are not included in the Transportation and Terminaling; and Storage segments are included in Corporate. Intersegment transactions are eliminated in the consolidated financial statements and are included in Eliminations.
Our Transportation and Terminaling segment consists of the following assets:
•a light crude oil rail unloading terminal which serves PBF Energy’s Delaware City and Paulsboro refineries and has an unloading capacity of 130,000 bpd;
•a heavy crude oil unloading facility which serves PBF Energy’s Delaware City refinery with total throughput capacity of at least 40,000 bpd;
•a crude oil truck unloading terminal, which serves PBF Energy’s Toledo refinery, currently comprised of six LACT units and has an unloading capacity of 22,500 bpd;
•a propane truck loading facility which is part of PBF Energy's Toledo, Ohio refinery, with a throughput capacity of approximately 11,000 bpd;
•the Delaware City Products Pipeline, which consists of a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 bpd located at DCR; and
◦the Delaware City Truck Rack, which consists of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates.
Our Storage segment consists of the following asset:
•a tank farm which is part of PBF Energy's Toledo, Ohio refinery. The tank farm consists of a storage facility which services the Toledo refinery and consists of 30 tanks for storing crude oil, refined products and intermediates. The aggregate capacity of the storage facility is approximately 3.9 million barrels, of which 1.3 million barrels are dedicated to crude oil storage and 2.6 million barrels are allocated to refined products and intermediates.
With the exception of revenue generated by the Delaware City Products Pipeline, prior to the Offering and Acquisitions from PBF the operation of our assets did not generate third-party or inter-entity revenue. PBFX generates revenue from commercial agreements entered into with PBF Holding under which PBF Holding pays the Partnership fees for terminaling and storage of crude oil and refined products. The commercial agreements with PBF Holding are described in Note 11. The Partnership does not have any foreign operations.
The operating segments adhere to the accounting polices used for the combined consolidated financial statements, as described in Note 2. The Partnership's operating segments are strategic business units that offer different services in different geographical locations. PBFX has evaluated the performance of each segment based on its respective operating income. Certain general and administrative expenses and interest and financing costs are included in Corporate as they are not directly attributable to a specific operating segment. Identifiable assets are those used by the segment, whereas assets included in Corporate are principally cash, deposits and other assets that are not associated with a specific operating segment.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

	Year Ended December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$58,205	$1,198	$—	$59,403
Depreciation and amortization expense	2,694	1,779	—	4,473
Income (loss) from operations	36,655	(7,940)	(8,201)	20,514
Interest expense, net and amortization of loan fees	—	—	(2,672)	(2,672)
Capital expenditures	32,279	15,526	—	47,805

	Year Ended December 31, 2013
	Predecessor
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$8,513	$—	—	$8,513
Depreciation and amortization expense	1,739	1,332	—	3,071
Income (loss) from operations	(3,987)	(7,976)	(2,452)	(14,415)
Interest expense, net and amortization of loan fees	—	—	13	13
Capital expenditures	28,400	18,792	—	47,192

	Year Ended December 31, 2012
	Predecessor
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$7,300	$—	—	$7,300
Depreciation and amortization expense	680	944	—	1,624
Income (loss) from operations	2,178	(7,293)	(1,300)	(6,415)
Interest expense, net and amortization of loan fees	—	—	—	—
Capital expenditures	18,990	5,722	—	24,712

	Balance at December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,631	$53,038	$251,472	$410,141

	Balance at December 31, 2013
	Predecessor
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$64,588	$37,367	$75	$102,030

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

13. SUBSEQUENT EVENTS
Senior Secured Notes
On May 12, 2015, the Partnership entered into an Indenture among the Partnership, PBF Logistics Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership ("PBF Finance," and together with the Partnership, the "Issuers"), the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee, under which the Issuers issued $350,000 in aggregate principal amount of 6.875% Senior Notes due 2023 (the "Notes"). The initial purchasers in the offering purchased $330,090 aggregate principal amount of Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended, and certain of PBF Energy’s officers and directors and their affiliates and family members purchased the remaining $19,910 aggregate principal amount of Notes in a separate private placement transaction. The Issuers received net proceeds of approximately $343,000 from the offerings after deducting the initial purchasers’ discount and estimated offering expenses, and used such proceeds to pay $88,000 of the cash consideration due in connection with Delaware City Products Pipeline and Truck Rack Acquisition and to repay $255,000 of outstanding indebtedness under the Partnership’s revolving credit facility. The Partnership will pay interest on the Notes semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2015. The Notes will mature on May 15, 2023.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS

Delaware City Logistics Company LLC, Delaware Pipeline Company LLC, Delaware City Terminaling Company LLC, and Toledo Terminaling Company LLC are 100% owned subsidiaries of the Partnership and serve as guarantors of the obligations under the Senior Secured Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, the Partnership is referred to as “Issuer.” The indenture dated May 12, 2015, among the Partnership, PBF Logistics Finance, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, governs subsidiaries designated as “Guarantor Subsidiaries.”

The Senior Secured Notes were co-issued by PBF Logistics Finance. For purposes of the following footnote, PBF Logistics Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s Investment in its subsidiaries and the Guarantor Subsidiaries’ Investment in its subsidiaries are accounted for under the equity method of accounting.

Prior to the initial public offering of the Partnership on May 14, 2014, all of the guarantor subsidiaries and related assets were previously owned by PBF LLC. As a result, Issuer financial statement information is not available or applicable for any periods prior to May 14, 2014, and any financial information prior to such date would be entirely attributable to the Guarantor Subsidiaries column of the consolidating financial statements of PBF Logistics.

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2014
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$14,165	$—	$—	$—	$14,165
Accounts receivable - affiliate	—	11,630	—	—	11,630
Prepaid expense and other current assets	224	173	—	—	397
Due from related parties	245	24,393	—	(24,638)	—
Total current assets	14,634	36,196	—	(24,638)	26,192

Property, plant and equipment, net	—	146,867	—	—	146,867
Investment in subsidiaries	163,835	—	—	(163,835)	—
Marketable Securities	234,930	—	—	—	234,930
Deferred charges and other assets, net	2,152	—	—	—	2,152
Total assets	$415,551	$183,063	$—	$(188,473)	$410,141

LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable - affiliate	481	2,742	—	—	3,223
Accounts Payable and accrued liabilities	970	528	—	—	1,498
Due to related parties	24,393	245	—	(24,638)	—
Total current liabilities	25,844	3,515	—	(24,638)	4,721

Long-term debt	510,000	—	—	—	510,000
Total liabilities	535,844	3,515	—	(24,638)	514,721

Commitments and contingencies

Equity:
Net investment	—	179,548	—	(163,835)	15,713
Common unitholders - Public (15,812,500 units issued and outstanding)	336,369	—	—	—	336,369
Common unitholders - PBF LLC (74,053 units issued and outstanding)	(167,787)	—	—	—	(167,787)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(288,875)	—	—	—	(288,875)
Total equity	(120,293)	179,548	—	(163,835)	(104,580)
Total liabilities and equity	$415,551	$183,063	$—	$(188,473)	$410,141

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Year-ended December 31, 2014
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidated Adjustments	Total

Revenues from affiliates	$1,905	$57,498	$—	$—	$59,403

Operating costs and expenses
Operating and maintenance expenses	185	26,030	—	—	26,215
General and administrative expenses	6,386	1,815	—	—	8,201
Depreciation and amortization expense	27	4,446	—	—	4,473
Total operating costs and expenses	6,598	32,291	—	—	38,889

Operating income (loss)	(4,693)	25,207	—	—	20,514

Other income (expenses)
Equity in earnings	25,212	—	—	(25,212)	—
Interest expenses net and other financing costs	(2,312)	5	—	—	(2,307)
Amortization of loan fees	(365)	—	—	—	(365)
Other income, net	—	—	—	—	—
Net income (loss)	17,842	25,212	—	(25,212)	17,842
Less: Net loss attributable to Predecessor	—	(12,122)	—	—	(12,122)
Limited partners' interest in net income attributable to the Partnership	$17,842	$37,334	$—	$(25,212)	$29,964

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

14. CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2014
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$17,842	$25,212	$—	$(25,212)	$17,842
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	27	4,446	—	—	4,473
Amortization of deferred financing fees	365	—	—	—	365
Unit-based compensation expense	1,086	—	—	—	1,086
Equity in earnings	(25,212)	—	—	25,212	—
Changes in current assets and current liabilities:
Accounts receivable- affiliates	—	(11,630)	—	—	(11,630)
Prepaid expenses and other current assets	(224)	(72)	—	—	(296)
Accounts payable- affiliates	481	2,742	—	—	3,223
Accounts payable and accrued liabilities	721	(2,897)	—	—	(2,176)
Amounts due to/from related parties	24,148	(24,148)	—	—	—
Other assets and liabilities	—	—	—	—	—
Net cash provided by (used in) operating activities	19,234	(6,347)	—	—	12,887

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(47,805)	—	—	(47,805)
Purchase of marketable securities	(1,918,637)	—	—	—	(1,918,637)
Maturities of marketable securities	1,683,708	—	—	—	1,683,708
Investment in subsidiaries	—	—	—	—	—
Net cash provided by (used in) investing activities	(234,929)	(47,805)	—	—	(282,734)

Cash flows from financing activities:
Proceeds from issuance of common units, net of underwriters' discount and commissions	340,957	—	—	—	340,957
Offering costs for issuance of common units	(5,000)	—	—	—	(5,000)
Distribution to PBF LLC related to Offering	(328,664)	—	—	—	(328,664)
Distribution to PBF LLC related to acquisitions	(270,000)	—	—	—	(270,000)
Parent contributions	—	54,077	—	—	54,077
Proceeds from term loan	300,000	—	—	—	300,000
Repayment of term loan	(65,100)	—	—	—	(65,100)
Proceeds from revolving credit facility	275,100	—	—	—	275,100
Distributions to unitholders	(14,916)	—	—	—	(14,916)
Deferred financing costs	(2,517)	—	—	—	(2,517)
Net cash provided by (used in) financing activities	229,860	54,077	—	—	283,937

Net increase in cash and cash equivalents	14,165	(75)	—	—	14,090
Cash and equivalents, beginning of period	—	75	—	—	75
Cash and equivalents, end of period	$14,165	$—	$—	$—	$14,165

PBF LOGISTICS LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL, UNIT AND PER UNIT DATA)

15. QUARTERLY FINANCIAL DATA (UNAUDITED)
The following table summarizes quarterly financial data for the years ended December 31, 2014 and 2013 (in thousands, except per share amounts).

	2014 Quarter Ended (a)
	March 31	June 30	September 30	December 31
Revenues	$2,182	$10,168	$17,060	$29,993
Income (loss) from operations	(4,324)	2,874	5,942	16,022
Net income (loss)	(4,322)	2,516	5,115	14,533
Limited partners' interest in net income attributable to the Partnership	—	5,417	9,308	15,239
Net income per limited partner unit: (b)
Common (basic)	$—	$0.17	$0.29	$0.47
Common (diluted)	$—	$0.17	$0.29	$0.47
Subordinated - PBF LLC (basic and diluted)	$—	$0.17	$0.29	$0.47

	2013 Quarter Ended (Predecessor) (b)
	March 31	June 30	September 30	December 31
Revenues	$1,435	$2,106	$2,417	$2,555
Income (loss) from operations	(3,290)	(3,583)	(3,264)	(4,278)
Net income (loss)	(3,290)	(3,583)	(3,264)	(4,265)

(a)
The information presented includes the results of operations of our Predecessor for periods presented through May 13, 2014, of the West Ladder Rack through the DCR West Ladder Effective Date, of the Toledo Storage Facility through the Toledo Storage Facility Effective Date and of PBFX for the period beginning May 14, 2014, the date PBFX commenced operations. In addition, the information presented has been retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack.

(b)
Net income per unit is only calculated for the Partnership after the completion of the Offering as no units were outstanding prior to May 14, 2014. Net loss attributable to the DCR West Rack, Toledo Storage Facility and Delaware City Products Pipeline and Truck Rack prior to the DCR West Rack Effective Date, Toledo Storage Facility Effective Date and Delaware City Products Pipeline and Truck Rack Effective Date were allocated entirely to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to previously reported net income per unit.